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                                                               ERNST & YOUNG LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated February 17, 2000 on the financial statements of Fortis Benefit Insurance Company in this Post-Effective Amendment No. 5 (Form S-2 No. 333-65231) to the Registration Statement and related Prospectus of Fortis Benefit Insurance Company for the registration of flexible premium deferred combination variable and fixed annuity contracts.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 4, 2002